Exhibit 99.1
For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044

HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
POSTPONEMENT OF EARNINGS AND EARNINGS CONFERENCE CALL

Edison, New Jersey, August 8, 2007 — Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) (the “Company” or “HCM”) announced today that it will be postponing its earnings announcement for the 2007 second financial quarter and that the Investor Conference Call previously scheduled for August 9, 2007 at 11:00 a.m. ET has been postponed as well.

The Company is not an accelerated filer and therefore has until August 14th to file its quarterly report. The Company plans to file by that deadline.

John A. Burchett, President and Chief Executive Officer stated, “Recent turmoil in the capital markets and certain demands on our liquidity have necessitated the Company to re-examine its position regarding declines in the fair value of its available-for-sale portfolio of subordinate mortgage back securities collateralized by prime mortgage loans. The underlying conditions allowing inclusion of the declines in other comprehensive income and not net income has to be re-evaluated as well. If this non-cash charge is included in net income rather than other comprehensive income, it will not have an impact on book value.”

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.

Certain statements in this press release may constitute “forward-looking” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2006 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.